Exhibit 8a

                    [Legg Mason logo]         Mutual
                                              Funds
                7 East Redwood Street (bullet) Baltimore, MD 21202
                        301-539-3400 (bullet) 800-822-5544



                                              February 9, 1988



Barry Hoffman, Esq.
Legal Department
State Street Bank and Trust Company
1776 Heritage Drive
3rd Floor, North Wing
North Quincy, MA 02171

Re:      Amendment to Custodian Contract: Legg Mason Funds

Dear Barry:

         This letter sets forth our agreement concerning changes in certain provisions of Amendments to Custodian Contracts between State Street Bank and Trust Company ("Custodian") and, respectively, Legg Mason Value Trust, Inc., Legg Mason Total Return Trust, Inc., Legg Mason Special Investment Trust, Inc., and Legg Mason Income Trust, Inc. (collectively, "Funds"), with reference to the establishment of a segregated account to hold collateral for each Fund's obligations to the Custodian relating to a letter of credit. Each of the listed changes is made to each such Amendment.

Section 4.        The last sentence is deleted.

Section 6. The following phrase is inserted in the first sentence after "to the Company:" "following receipt by the Fund of written notice from the Custodian of such payment."

Section 7. The word "any" is substituted for the word "the" before "Fund custody account" in the first sentence, and the following phrase is inserted after "Fund custody account:" "opened and maintained pursuant to Section 2.4 of the Custodian Contract." The following phrase is added to the end of the last sentence: "or to any other account upon receipt of Proper Instructions from the Fund."

Section 9. The following sentence is inserted after the first sentence: "The Custodian shall maintain accounts and records for the collateral in the Letter of Credit Custody Account separate from the accounts and records for any other assets of the Fund held by the Custodian."

Section 14. The word "Custodian" is substituted for the word "Custody" in the first line of the first sentence.

Barry Hoffman, Esq.
February 9, 1988
Page 2





         Please arrange to have both copies of this letter signed in the place indicated as to each Fund and return one fully signed copy to me.

ATTEST:                                LEGG MASON VALUE TRUST, INC.


BY: /s/ Mary Curry                     BY: /s/ Marie K. Karpinski
   ----------------------------           -------------------------------


ATTEST:                                LEGG MASON TOTAL RETURN TRUST, INC.


BY: /s/ Mary Curry                     BY: /s/ Marie K. Karpinski
   ----------------------------           -------------------------------


ATTEST:                                LEGG MASON SPECIAL INVESTMENT
                                       TRUST, INC.


BY: /s/ Mary Curry                     BY: /s/ Marie K. Karpinski
   ----------------------------           -------------------------------


ATTEST:                                LEGG MASON INCOME TRUST, INC.


BY: /s/ Mary Curry                     BY: /s/ Marie K. Karpinski
   ----------------------------           -------------------------------


ATTEST:                                STATE STREET BANK AND TRUST
                                       COMPANY


BY: /s/ J. Farrell                     BY: /s/ E. D. Hawkes, Jr.
   ----------------------------           -------------------------------